                                                                     EXHIBIT 99b




                          THE STANDARD PRODUCTS COMPANY

                     (GAYLORD, MICHIGAN PLANT) UAW LOCAL 388

               COLLECTIVELY BARGAINED SAVINGS AND RETIREMENT PLAN

                FINANCIAL STATEMENTS AS OF JUNE 30, 1998 AND 1997


             TOGETHER WITH REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

                          THE STANDARD PRODUCTS COMPANY

                     (GAYLORD, MICHIGAN PLANT) UAW LOCAL 388

               COLLECTIVELY BARGAINED SAVINGS AND RETIREMENT PLAN


                          INDEX TO FINANCIAL STATEMENTS




Report of Independent Public Accountants


Financial Statements-

  Statement of Net Assets Available for Plan Benefits as of June 30, 1998

  Statement of Net Assets Available for Plan Benefits as of June 30, 1997

  Statement of Changes in Net Assets Available for Plan Benefits for the Year
    Ended June 30, 1998


Notes to Financial Statements


Schedule I - Item 27a - Schedule of Assets Held for Investment Purposes as of June 30, 1998

Schedule II - Item 27d - Schedule of Reportable Transactions for the Year Ended June 30, 1998

                          [ARTHUR ANDERSEN LETTERHEAD]








                    Report of Independent Public Accountants




To The Standard Products Company:

We have audited the accompanying statements of net assets available for plan benefits of THE STANDARD PRODUCTS COMPANY (GAYLORD, MICHIGAN PLANT) UAW LOCAL 388 COLLECTIVELY BARGAINED SAVINGS AND RETIREMENT PLAN (the Plan) as of June 30, 1998 and 1997, and the related statement of changes in net assets available for plan benefits for the year ended June 30, 1998. These financial statements and the schedules referred to below are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements and schedules based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for plan benefits of the Plan as of June 30, 1998 and June 30, 1997, and the changes in net assets available for plan benefits for the year ended June 30, 1998 in conformity with generally accepted accounting principles.

Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules of assets held for investment purposes and reportable transactions are presented for the purpose of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The supplemental schedules have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.

                                                       ARTHUR ANDERSEN LLP

Detroit, Michigan
  September 11, 1998.

                          THE STANDARD PRODUCTS COMPANY

                     (GAYLORD, MICHIGAN PLANT) UAW LOCAL 388

               COLLECTIVELY BARGAINED SAVINGS AND RETIREMENT PLAN


               STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS

                               AS OF JUNE 30, 1998





                                                                               Participant Directed
                                                     -----------------------------------------------------------------------------
                                                       Common                                Short                     Investment
                                                       Stock          Equity       Index     Term       Balanced        Contract
                                                       Fund           Fund         Fund      Fund         Fund           Fund
                                                     --------       --------      -------   -------     --------       ----------

INVESTMENTS, at fair value (Note 2):
  Standard Products Company Stock Fund             $  202,457   $     --     $     --     $     --     $     --     $     --
  Vanguard/Windsor II                                    --        574,516         --           --           --           --
  Vanguard Index Trust-500 Portfolio                     --           --         11,248         --           --           --
  Vanguard Money Market Reserves-Prime Portfolio         --           --           --         41,580         --           --
  Vanguard STAR Portfolio                                --           --           --           --        171,616         --
  Vanguard Retirement Savings Trust                      --           --           --           --           --         80,921
  Participant Notes Receivable                           --           --           --           --           --           --
                                                   ----------   ----------   ----------   ----------   ----------   ----------
         Total investments                            202,457      574,516       11,248       41,580      171,616       80,921
                                                   ----------   ----------   ----------   ----------   ----------   ----------

RECEIVABLES
  Employer's contributions                               --           --           --           --           --           --
  Employees' contributions                              3,733       15,049        1,239          657        4,626        1,560
  Interest and dividends                                1,275         --           --           --           --           --
  Participant Notes Receivable                           --           --           --           --           --           --
                                                   ----------   ----------   ----------   ----------   ----------   ----------
         Total receivables                              5,008       15,049        1,239          657        4,626        1,560
                                                   ----------   ----------   ----------   ----------   ----------   ----------

NET ASSETS AVAILABLE FOR PLAN BENEFITS             $  207,465   $  589,565   $   12,487   $   42,237   $  176,242   $   82,481
                                                   ==========   ==========   ==========   ==========   ==========   ==========





                                                                       Non-
                                                 Participant       Participant
                                                   Directed         Directed
                                                 ------------      -----------
                                                  Participant        Common
                                                    Loans         Stock Fund     Total
                                                  -----------      -----------  --------

INVESTMENTS, at fair value (Note 2):
  Standard Products Company Stock Fund             $     --     $  181,987   $  384,444
  Vanguard/Windsor II                                    --           --        574,516
  Vanguard Index Trust-500 Portfolio                     --           --         11,248
  Vanguard Money Market Reserves-Prime Portfolio         --           --         41,580
  Vanguard STAR Portfolio                                --           --        171,616
  Vanguard Retirement Savings Trust                      --           --         80,921
  Participant Notes Receivable                         47,930         --         47,930
                                                   ----------   ----------   ----------
         Total investments                             47,930      181,987    1,312,255
                                                   ----------   ----------   ----------

RECEIVABLES
  Employer's contributions                               --          6,369        6,369
  Employees' contributions                               --           --         26,864
  Interest and dividends                                 --          1,147        2,422
  Participant Notes Receivable                          2,050         --          2,050
                                                   ----------   ----------   ----------
         Total receivables                              2,050        7,516       37,705
                                                   ----------   ----------   ----------

NET ASSETS AVAILABLE FOR PLAN BENEFITS             $   49,980   $  189,503   $1,349,960
                                                   ==========   ==========   ==========





    The accompanying notes are an integral part of the financial statements.

                        THE STANDARD PRODUCTS COMPANY

                   (GAYLORD, MICHIGAN PLANT) UAW LOCAL 388

              COLLECTIVELY BARGAINED SAVINGS AND RETIREMENT PLAN


             STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS

                               AS OF JUNE 30, 1997





                                                                           Participant Directed
                                                    ------------------------------------------------------------------------------
                                                     Common                        Short                 Investment
                                                     Stock     Equity     Index     Term      Balanced    Contract      Participant
                                                     Fund      Fund       Fund      Fund       Fund         Fund          Loans
                                                    --------  --------    -----    -------    --------   ----------    -----------

INVESTMENTS, at fair value (Note 2):
  Standard Products Company Stock Fund             $205,011   $   --     $   --     $   --     $   --     $   --        $   --
  Vanguard/Windsor II                                  --      312,609       --         --         --         --            --
  Vanguard Index Trust-500 Portfolio                   --         --          270       --         --         --            --
  Vanguard Money Market Reserves-Prime Portfolio       --         --         --       34,081       --         --            --
  Vanguard STAR Portfolio                              --         --         --         --      133,953       --            --
  Vanguard Retirement Savings Trust                    --         --         --         --         --       61,789          --
  Participant Notes Receivable                         --         --         --         --         --         --          19,868
                                                   --------   --------   --------   --------   --------   --------      --------
         Total investments                          205,011    312,609        270     34,081    133,953     61,789        19,868
                                                   --------   --------   --------   --------   --------   --------      --------

RECEIVABLES
  Employer's contributions                             --         --         --         --         --         --            --
  Employees' contributions                            5,046     12,457        702        989      6,091      1,872          --
  Interest and dividends                              1,332       --         --         --         --         --            --
  Participant Notes Receivable                         --         --         --         --         --         --            --
                                                   --------   --------   --------   --------   --------   --------      --------
         Total receivables                            6,378     12,457        702        989      6,091      1,872             0
                                                   --------   --------   --------   --------   --------   --------      --------

NET ASSETS AVAILABLE FOR PLAN BENEFITS             $211,389   $325,066   $    972   $ 35,070   $140,044   $ 63,661      $ 19,868
                                                   ========   ========   ========   ========   ========   ========      ========



                                                    Non-
                                                 Participant
                                                  Directed
                                                 -----------
                                                   Common
                                                 Stock Fund     Total
                                                 -----------   ------
INVESTMENTS, at fair value (Note 2):
  Standard Products Company Stock Fund            $108,690   $313,701
  Vanguard/Windsor II                                 --      312,609
  Vanguard Index Trust-500 Portfolio                  --          270
  Vanguard Money Market Reserves-Prime Portfolio      --       34,081
  Vanguard STAR Portfolio                             --      133,953
  Vanguard Retirement Savings Trust                   --       61,789
  Participant Notes Receivable                        --       19,868
                                                  --------   --------
         Total investments                         108,690    876,271
                                                  --------   --------

RECEIVABLES
  Employer's contributions                           6,464      6,464
  Employees' contributions                            --       27,157
  Interest and dividends                               731      2,063
  Participant Notes Receivable                        --            0
                                                  --------   --------
         Total receivables                           7,195     35,684
                                                  --------   --------

NET ASSETS AVAILABLE FOR PLAN BENEFITS            $115,885   $911,955
                                                  ========   ========





    The accompanying notes are an integral part of the financial statements.

                          THE STANDARD PRODUCTS COMPANY

                     (GAYLORD, MICHIGAN PLANT) UAW LOCAL 388

               COLLECTIVELY BARGAINED SAVINGS AND RETIREMENT PLAN


         STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS

                        FOR THE YEAR ENDED JUNE 30, 1998





                                                                             Participant Directed
                                                --------------------------------------------------------------------------------
                                                  Common                                 Short                     Investment
                                                  Stock        Equity       Index        Term      Balanced        Contract
                                                  Fund          Fund        Fund         Fund         Fund            Fund
                                                --------      --------    -------      -------     --------       --------------

ADDITIONS:
  Contributions-
    Employer's                                $     --      $     --     $     --     $     --      $     --      $     --
    Employees'                                    45,933       150,896        9,817       10,669        51,086        18,568
                                              ----------    ----------   ----------   ----------    ----------    ----------
               Total contributions                45,933       150,896        9,817       10,669        51,086        18,568
                                              ----------    ----------   ----------   ----------    ----------    ----------
  Net unrealized appreciation in fair value
    of investments                                13,203        70,938        1,125         --          10,549          --
  Realized gains                                   7,908         6,919           54         --           2,119          --
  Interest and dividends                           5,025        39,695          102        2,062        14,340         4,307
                                              ----------    ----------   ----------   ----------    ----------    ----------
               Total additions                    72,069       268,448       11,098       12,731        78,094        22,875
                                              ----------    ----------   ----------   ----------    ----------    ----------
DEDUCTIONS -
  Benefit payments                                 1,359        55,196         --          3,567        34,994         3,880
                                              ----------    ----------   ----------   ----------    ----------    ----------
               Total deductions                    1,359        55,196            0        3,567        34,994         3,880
                                              ----------    ----------   ----------   ----------    ----------    ----------
INTERFUND TRANSFERS                              (74,634)       51,247          417       (1,997)       (6,902)         (175)

NET INCREASE (DECREASE)                           (3,924)      264,499       11,515        7,167        36,198        18,820

NET ASSETS AT BEGINNING OF YEAR                  211,389       325,066          972       35,070       140,044        63,661
                                              ----------    ----------   ----------   ----------    ----------    ----------

NET ASSETS AT END OF YEAR                     $  207,465    $  589,565   $   12,487   $   42,237    $  176,242    $   82,481
                                              ==========    ==========   ==========   ==========    ==========    ==========



                                                                Non-
                                              Participant    Participant
                                               Directed       Directed
                                              -----------   -----------
                                              Participant      Common
                                                 Loans       Stock Fund    Total
                                              -----------   -----------   -------
ADDITIONS:
  Contributions-
    Employer's                                $     --     $   68,240    $   68,240
    Employees'                                      --           --         286,969
                                              ----------   ----------    ----------
               Total contributions                     0       68,240       355,209
                                              ----------   ----------    ----------
  Net unrealized appreciation in fair value
    of investments                                  --         11,709       107,524
  Realized gains                                    --          7,013        24,013
  Interest and dividends                           1,632        3,906        71,069
                                              ----------   ----------    ----------
               Total additions                     1,632       90,868       557,815
                                              ----------   ----------    ----------
DEDUCTIONS -
  Benefit payments                                10,890        9,924       119,810
                                              ----------   ----------    ----------
               Total deductions                   10,890        9,924       119,810
                                              ----------   ----------    ----------
INTERFUND TRANSFERS                               39,370       (7,326)            0

NET INCREASE (DECREASE)                           30,112       73,618       438,005

NET ASSETS AT BEGINNING OF YEAR                   19,868      115,885       911,955
                                              ----------   ----------    ----------

NET ASSETS AT END OF YEAR                     $   49,980   $  189,503    $1,349,960
                                              ==========   ==========    ==========





    The accompanying notes are an integral part of the financial statements.

                          THE STANDARD PRODUCTS COMPANY

                     (GAYLORD, MICHIGAN PLANT) UAW LOCAL 388

               COLLECTIVELY BARGAINED SAVINGS AND RETIREMENT PLAN


                          NOTES TO FINANCIAL STATEMENTS





(1)  SUMMARY OF PLAN

           General

              The Standard Products Company (Gaylord, Michigan Plant) UAW Local
                 388 Company Collectively Bargained Savings and Retirement Plan (the Plan) is a defined contribution plan covering all employees who have completed the 90 day probationary period and are covered by the collective bargaining agreement between UAW Local 388 and The Standard Products Company (the Company). The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA).

           Administration

              The Plan is administered by The Standard Products Collectively
                 Bargained Savings and Retirement Plan Committee. The Plan has a trust agreement with the Vanguard Fiduciary Trust Company (the Trustee) to act as trustee and recordkeeper of the Plan's assets.

           Contributions

              Each year, participants may contribute up to 15 percent of their pretax compensation. The Company contributes 40 percent of the first 5 percent of base compensation that the participant contributes to the Plan. All employer matching contributions are invested in the Company Common Stock Fund.

           Participant Accounts

              Each participant's account is credited with the participant's contributions, their allocation of the Company's contributions and the earnings of their investment funds.

           Vesting

              The participants are immediately vested in their contributions and the Company's contributions plus actual earnings thereon.

                          THE STANDARD PRODUCTS COMPANY

                     (GAYLORD, MICHIGAN PLANT) UAW LOCAL 388

               COLLECTIVELY BARGAINED SAVINGS AND RETIREMENT PLAN


                          NOTES TO FINANCIAL STATEMENTS

                                  (Continued)


           Investment Options

              Upon enrollment in the Plan, a participant may direct employee contributions in 10 percent increments to any of six investment options.

                 Company Common Stock Fund - This fund invests in the Standard Products Company Stock Fund.

                 Equity Fund - This fund invests in the Vanguard/Windsor II Fund which consists of investments in a diversified group of out-of-favor stocks of large-capitalization companies.

                 Index Fund - This fund invests in the Vanguard Index Trust-500 Portfolio which consists of investments in all of the 500 stocks that make up the Standard & Poor's 500 Composite Stock Price Index.

                 Short Term Investment Fund - This fund invests in the Vanguard Money Market Reserves-Prime Portfolio which consists of investments in short-term, high-quality money market instruments.

                 Balanced Fund - This fund invests in the Vanguard STAR Portfolio which consists of investments in nine Vanguard funds: six stock funds, two bond funds, and one money market fund.

                 Investment Contract Fund - This fund invests in the Vanguard Retirement Savings Trust which consists of investment contracts backed by financial institutions or by high-quality bonds and bond mutual funds owned by the Trust.

           Participant Notes Receivable

              Participants may borrow the lesser of 100 percent of their participant elected contributions account or 50 percent of the vested value of their entire account. In no event should the maximum loan exceed $50,000. The interest rate is established based on the prime rate and was 8.50 percent for all loans initiated during the Plan year. The loan repayment schedule can be no longer than 54 months. Principal and interest is paid ratably through payroll deductions.

           Payment of Benefits

              In the event of retirement, death, termination, permanent
                 disability or other separation from service, participants shall be entitled to receive an amount equal to the value of the vested interest in their accounts. Payment of benefits may be taken in a lump sum cash distribution or in various annuity options.

                          THE STANDARD PRODUCTS COMPANY

                     (GAYLORD, MICHIGAN PLANT) UAW LOCAL 388

               COLLECTIVELY BARGAINED SAVINGS AND RETIREMENT PLAN


                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)





           Termination of the Plan

              Although it has not expressed any intent to do so, the Company has the right, under the Plan, to terminate the Plan subject to the provisions of ERISA.

(2)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

           Basis of Accounting

              The accompanying financial statements are prepared on the accrual basis of accounting.

           Investments

              The accompanying statements of net assets available for plan benefits reflect the Plan's investments at their fair market values as of June 30, 1998 and 1997. Net change in realized and unrealized appreciation and depreciation of investments is reflected as an adjustment of the Plan's equity balance in the accompanying statement of changes in net assets available for plan benefits. A summary of the Plan's investments at June 30, 1998, is presented in Schedule I.

              Purchases and sales of securities are recorded on a trade-date basis. Interest income is recognized when earned. Dividends are recorded on the ex-dividend date.

           Administrative Expenses

              The Company pays the administrative expenses of the Plan,
                 including any expenses and fees of the Trustee.

           Use of Estimates

              The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                          THE STANDARD PRODUCTS COMPANY

                     (GAYLORD, MICHIGAN PLANT) UAW LOCAL 388

               COLLECTIVELY BARGAINED SAVINGS AND RETIREMENT PLAN


                          NOTES TO FINANCIAL STATEMENTS

                                  (Continued)




(3)  FEDERAL INCOME TAXES

              The Internal Revenue Service has determined and informed the
                 Company by a letter dated February 7, 1997, that the Plan and related trust are designed in accordance with applicable sections of the Internal Revenue Code (IRC). The Plan has been amended since receiving the determination letter. However, the Plan administrator believes that the Plan is designed and is currently being operated in compliance with the applicable requirements of the IRC.

(4)  RELATED-PARTY TRANSACTIONS

              Certain Plan investments are shares of mutual funds managed by the trustee. There have been no known prohibited transactions with a party-in-interest.

(5)  RECONCILIATION OF FINANCIAL STATEMENTS TO FORM 5500

              The following is a reconciliation of net assets available for benefits according to the financial statements to Form 5500:



                                                                                                       June 30,
                                                                                             ---------------------------
                                                                                                1998             1997
                                                                                             ----------        ---------

               Net assets available for benefits per the
                 financial statements                                                        $1,349,960        $911,955
               Amounts allocated to withdrawing participants                                      6,011          10,682
                                                                                             ----------        --------
               Net assets available for benefits per Form 5500                               $1,343,949        $901,273
                                                                                             ==========        ========

                       THE STANDARD PRODUCTS COMPANY

                     (GAYLORD, MICHIGAN PLANT) UAW LOCAL 388

               COLLECTIVELY BARGAINED SAVINGS AND RETIREMENT PLAN


                          NOTES TO FINANCIAL STATEMENTS

                                  (Continued)






The following is a reconciliation of benefits paid to participants according to the financial statements to Form 5500:

                                                                                                          Year Ended
                                                                                                        June 30, 1998
                                                                                                        -------------
                Benefits paid to participants per the financial
                  statements                                                                             $119,810
                Add- Amounts allocated to withdrawing participants
                  at June 30, 1998                                                                          6,011
                Less- Amounts allocated to withdrawing participants
                  at June 30, 1997                                                                         10,682

                                                                                                         --------
                Benefits paid to participants per Form 5500                                              $115,139
                                                                                                         ========

Amounts allocated to withdrawing participants are recorded on Form 5500 for benefit claims that have been processed and approved for payment prior to June 30 but not yet paid as of that date.

                                                                    SCHEDULE I













                          THE STANDARD PRODUCTS COMPANY

                     (GAYLORD, MICHIGAN PLANT) UAW LOCAL 388

               COLLECTIVELY BARGAINED SAVINGS AND RETIREMENT PLAN

                           EIN: 34-0549970 - PLAN: 014


           ITEM 27a - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES

                               AS OF JUNE 30, 1998




    Shares/
   Par Value                    Description                                                        Cost             Market
   ---------                    -----------                                                        ----             ------
    25,477        *Standard Products Company Stock Fund                                        $  314,559        $  384,444

    17,591        *Vanguard/Windsor II                                                            454,911           574,516

       107        *Vanguard Index Trust-500 Portfolio                                              10,116            11,248

    41,580        *Vanguard Money Market Reserves-Prime Portfolio                                  41,580            41,580

     9,119        *Vanguard STAR Portfolio                                                        152,295           171,616

    80,921        *Vanguard Retirement Savings Trust                                               80,921            80,921

       N/A        *Participant Loans, interest rate 8.50%                                          47,930            47,930
                                                                                               ----------        ----------

                            Total                                                              $1,102,312        $1,312,255
                                                                                               ==========        ==========


*Represents a party-in-interest




         The accompanying notes are an integral part of this schedule.

                                                                 SCHEDULE II




                          THE STANDARD PRODUCTS COMPANY

                     (GAYLORD, MICHIGAN PLANT) UAW LOCAL 388

               COLLECTIVELY BARGAINED SAVINGS AND RETIREMENT PLAN

                           EIN: 34-0549970 - PLAN: 014


                 ITEM 27d - SCHEDULE OF REPORTABLE TRANSACTIONS

                        FOR THE YEAR ENDED JUNE 30, 1998




 During the year ended June 30, 1998, the Plan had the following "reportable transactions", as defined, involving an amount in excess of 5% of the net assets available for plan benefits at the beginning of the year, July 1, 1997:


      Shares/                                                                  Purchase Cost/          Historical         Gain
     Par Value                Description                                      Sale Proceeds              Cost           (Loss)
     ---------                -----------                                      --------------          ----------        ------
                    *Standard Products Company Stock Fund-
       6,083           Sales                                                      $ 98,198             $ 68,082         $30,116
       8,476           Purchases                                                   129,109              129,109             N/A

                    *Vanguard/Windsor II-
       2,608           Sales                                                        82,872               71,569          11,303
       8,860           Purchases                                                   266,923              266,923             N/A

                    *Vanguard STAR Portfolio-
       2,453           Sales                                                        44,862               39,804           5,058
       3,842           Purchases                                                    69,858               69,858             N/A


* Represents a party-in-interest




          The accompanying notes are an integral part of this schedule.